Exhibit 10.5

Addendum to Consulting Agreement with Leonard J. Roman

                              Hart Industries, Inc.
                        4695 MacArthur Court, Suite 1450
                         Newport Beach, California 92660
                            Telephone (949) 833-2094

                                 October 1, 2000

Mr. Leonard J. Roman
4695 MacArthur Court, Suite 1450
Newport Beach, California 92660

Dear Mr. Roman:

The purpose of this letter is to document the changes to your consulting agreement with Hart Industries, Inc. (the "Company"). In consideration for 30,000 shares of the Company's common stock, you have agreed to continue your responsibilities with the Company through September 30, 2001, if needed.

                                Very truly yours,



                                /s/ Fred G. Luke
                                    Fred G. Luke
                                    President


Approved and Agreed



/s/ Leonard J. Roman
    Leonard J. Roman